EXHIBIT 3(f)

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                            SIRCO INTERNATIONAL CORP.

                Under Section 805 of the Business Corporation Law

                              --------------------


         FIRST: The name of the corporation is Sirco International Corp. The name under which the corporation was formed is Sirco Products Co. Inc.

         SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 22, 1964.

         THIRD: The amendment to the certificate of incorporation effected by this certificate of amendment is as follows:

                  To create a series of Preferred Stock, par value $.10 per share, designated Series B Preferred Stock.

         FOURTH: To accomplish the foregoing amendment, Article FOURTH of the certificate of incorporation is hereby amended to add the following paragraph E:

                  E. Series B Preferred Stock. A series of 1300 shares of preferred stock, par value $0.10 per share, of the corporation shall be created and be designated "Series B Preferred Stock" having the following rights and preferences:

                  SECTION 1. Dividends and Distributions. Commencing from the date of initial issuance of shares of Series B Preferred Stock (the "Date of Issuance"), the holder of each issued and outstanding share of Series B Preferred Stock shall be entitled to receive, out of assets at the time legally available for such purpose, dividends and distributions, whether in cash or property or in securities of the corporation, including subscription or other rights to purchase or acquire securities of the corporation ("Distributions"), when and as declared by the Board of Directors of the corporation (each such date, a "Dividend Payment Date") on the shares of common stock, par value $0.10 per share, of the corporation, such that when and as a Distribution is declared, paid and made on shares of common stock, the Board of Directors shall also declare a Distribution at the same rate and in like kind on the shares of Series B Preferred Stock, so that the Series B Preferred Stock will participate equally with the common stock, share for share, in such Distribution. In connection therewith, each share of Series B Preferred Stock shall entitle the holder thereof to such Distributions based upon the number of shares of common stock into which such share of Series B Preferred Stock is then convertible, rounded to the nearest one tenth of a share. If on any Dividend Payment Date the corporation shall not be lawfully permitted under New York law to pay all or a portion of any such declared Distributions, the corporation shall take such action as may be lawfully permitted in order to enable the corporation, to the extent permitted by New York law, lawfully to pay such Distributions.

                  SECTION 2. Liquidation. (a) In the event of any liquidation, dissolution or winding-up of the corporation, either voluntary or involuntary (a "Liquidation"), the holders of shares of Series B Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the corporation available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of shares of common stock or upon any other series of preferred stock of the corporation with a liquidation preference subordinate to the liquidation preference of the Series B Preferred Stock, an amount equal to one thousand dollars
         ($1,000) per share. If, upon any Liquidation of the corporation, the assets of the corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of the Series B Preferred Stock, and the holders of any other series of preferred stock with a liquidation preference equal to the liquidation preference of the Series B Preferred Stock, the full amounts to which they shall respectively be entitled, the holders of shares of Series B Preferred Stock and the holders of any other series of preferred stock with liquidation preference equal to the liquidation preference of the Series B Preferred Stock shall receive all of the assets of the corporation available for distribution and each such holder of shares of Series B Preferred Stock and the holders of any other series of preferred stock with a liquidation preference equal to the liquidation preference of the Series B Preferred Stock shall share ratably in any distribution in accordance with the amounts due such shareholders. After payment shall have been made to the holders of shares of the Series B Preferred Stock of the full amount to which they shall be entitled, as aforesaid, the holders of shares of Series B Preferred Stock shall be entitled to no further distributions thereon and the holders of shares of common stock and of shares of any other series of stock of the corporation shall be entitled to share, according to their respective rights and preferences, in all remaining assets of the corporation available for distribution to its shareholders.

                           (b) A merger or consolidation of the corporation with or into any other corporation, or a sale, lease, exchange or transfer of all or any part of the assets of the corporation which shall not in fact result in the liquidation (in whole or in part) of the corporation and the distribution of its assets to its shareholders shall not be deemed to be a voluntary or involuntary liquidation (in whole or in part), dissolution or winding-up of the corporation.

                  SECTION 3. Conversion of Series B Preferred Stock. The holders of Series B Preferred Stock shall have the following conversion rights:

                           (a) Optional Right to Convert. Each share of Series B Preferred Stock shall be convertible at the option of the holder (an "Optional Conversion") into fully paid and non-assessable shares of common stock at any time after the original issuance of the Series B Preferred Stock (such date being referred to as a "Conversion Date") at the conversion price (the "Conversion Price") set forth below.

                           (b) Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of common stock shall provide written notice (a "Conversion Notice") via confirmed facsimile to the corporation at its principal executive offices. The original Conversion Notice and the certificate or certificates representing the Series B Preferred Stock for which conversion is elected, duly endorsed in blank or accompanied by proper instruments of transfer, shall be delivered to the corporation at its principal executive offices by overnight domestic courier or by international courier. The date upon which a Conversion Notice is properly received by the corporation shall be a "Notice Date".

                           (c) Conversion Price. Each share of Series B Preferred Stock shall be convertible into a number of shares of common stock determined in accordance with the following formula (the "Conversion Formula"):

                                      1,000
                                Conversion Price
                  where:

                                    Conversion

                  Price = (A) prior to November 18, 1999, $1.00 or (B) on or after November 18, 1999, the lesser of (i) $1.00 or (ii) the average closing share price of the common stock, as reported by NASDAQ, for the twenty (20) trading days immediately preceding November 18, 1999; provided, however, that in no event shall the Conversion Price be less than $.50

                           (d) Mandatory Conversion. At any time after November 18, 1999 the corporation may cause the conversion (a "Mandatory Conversion") of the Series B Preferred Stock outstanding into fully paid and non-assessable shares of common stock pursuant to the Conversion Formula, based upon the Conversion Price then in effect.

                  To effect a Mandatory Conversion, the corporation shall issue to each holder of record of the Series B Preferred Stock a notice stating that the corporation is effecting a Mandatory Conversion with regard to the Series B Preferred Stock. Such notice shall contain a statement indicating the number of shares of Series B Preferred Stock subject to the Mandatory Conversion, the number of shares of common stock to be received by holders upon conversion and the effective date of such conversion (the "Conversion Date"). As soon as practicable after the Conversion Date, each holder of Series B Preferred Stock shall surrender certificates for all shares being converted duly endorsed in blank or accompanied by proper instruments of transfer and the corporation shall deliver to such holder or such holder's nominee certificates representing the number of shares of common stock to which such holder shall be entitled. The Mandatory Conversion of Series B Convertible Stock shall be deemed to have occurred on the Conversion Date without regard to the time of surrender of such shares of Series B Preferred Stock and (i) such shares of Series B Preferred Stock shall no longer be deemed outstanding and all rights whatsoever with respect to such shares shall terminate (except the right of a holder to receive certificates representing the number of shares of common stock to which such holder is entitled, together with a cash payment in lieu of any fractional shares of common stock) and (ii) holders entitled to receive shares of common stock deliverable upon conversion of such shares of Series B Preferred Stock shall be treated for all purposes as the holder of record of such shares of common stock on the Conversion Date notwithstanding that the share register of the corporation shall then be closed or the certificates representing the shares of common stock shall not then be actually delivered to such holder.

                           (e) Fractional Shares. No fractional share shall be issued upon the conversion of any of the Series B Preferred Stock. All shares of common stock (including fractions thereof) issuable upon conversion of the Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of common stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the closing price per share of the common stock, as reported by NASDAQ, on the Notice Date multiplied by such fraction.

                           (f)   Reservation   of  Common  Stock  Issuable  Upon
         Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of common stock free of preemptive rights as shall be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the corporation will take such action as may be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

                           (g)      Adjustment of Conversion Price.

                                    (i)  If,  prior  to  the  conversion  of all
         outstanding shares of Series B Preferred Stock, the corporation shall reclassify, subdivide or combine its outstanding shares of common stock into a greater or smaller number of shares by a stock split, stock dividend or other similar event, then in each such case the Conversion Price shall be adjusted to that price which will permit the number of shares of common stock into which Series B Preferred Stock may be converted to be increased or reduced in the same proportion as are the number of shares of common stock.

                                    (ii) If, prior to the  conversion  of all of
         the outstanding shares of Series B Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the corporation or another entity, then the holders of shares of Series B Preferred Stock shall thereafter have the right to purchase and receive upon conversion of the Series B Preferred Stock, upon the basis and upon the terms and conditions specified in this Paragraph D of this Article Fourth and in lieu of the shares of common stock immediately theretofore issuable upon conversion, such share of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of common stock immediately theretofore purchasable and receivable upon the conversion of the Series B Preferred Stock held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The corporation shall not effect any transaction described in this subsection unless the resulting successor or acquiring entity (if not the corporation) assumes by written instrument the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the holders of the Series B Preferred Stock may be entitled to purchase.

                                    (iii)   If   any   adjustment   under   this
         subsection would create a fractional share of common stock or a right to acquire a fractional share of common stock, such fractional share shall be disregarded and the number of shares of common stock issuable upon conversion shall be the next higher number of shares.

                           (h) The corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of shares of Series B Preferred Stock pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of common stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of such tax, or has established, to the satisfaction of the corporation, that such tax has been paid.

                  SECTION 4. Status of Converted Shares. In the event any shares of Series B Preferred Stock shall be converted as contemplated by this Paragraph D of this Article Fourth, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock, par value $0.10 per share, of the corporation, of no designated class or series, and shall not be issuable by the corporation as Series B Preferred Stock.

                  SECTION 5. Voting Rights. (a) Except as otherwise specifically provided by the New York Business Corporation Law or as otherwise provided herein, the holders of Series B Preferred Stock shall be entitled to vote on any matters required or permitted to be submitted to the holders of shares of common stock for their approval, and such holders of shares of Series B Preferred Stock and holders of shares of common stock shall vote as a single class, with the holders of shares of Series B Preferred Stock having the number of votes to which they would be entitled if the Series B Preferred Stock were converted into shares of common stock in accordance with the Conversion Formula.

                           (b) So long as Series B Preferred Stock is outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of all outstanding shares of Series B Preferred Stock, voting separately as a class, amend any provision of the certificate of incorporation of the corporation so as to change the preferences, conversion or other rights, voting powers, restrictions or limitations as to dividends or other distributions of the Series B Preferred Stock.

                  SECTION 6. Rank and Limitations of Preferred Stock. All shares of Series B Preferred Stock shall rank equally with each other share of Series B Preferred Stock and shall be identical in all respects.


         FIFTH: The manner in which the foregoing amendment of the certificate of incorporation was authorized is as follows:

                  The Board of Directors duly authorized the foregoing amendment at a Board of Directors meeting held on January 25, 1999.

         IN WITNESS WHEREOF, the undersigned have subscribed this document on February 17, 1999 and do hereby affirm under the penalties of perjury, that the statements contained therein have been examined by the undersigned and are true and correct.



                                                 /s/ Joel Dupre
                                                 --------------
                                                 Joel  Dupre
                                                 Chairman of the Board and Chief
                                                 Executive Officer



                                                 /s/ Eric M. Hellige
                                                 -------------------
                                                 Eric M. Hellige
                                                 Secretary